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July 14, 1997


Mr. William McFarland
6 Weymouth Court
Newport Beach, CA 92660

Dear Bill:

I am very pleased to offer you the position of President & Chief Executive Officer of Irvine Apartment Communities. This letter confirms the terms of your employment in this new role.

Position Title:            President & Chief Executive Officer
---------------

Effective Date:            July 15, 1997
---------------

Base Salary:               $33,333/month ($400,000 annual equivalency)
------------

Cash Bonus:                You will be eligible to earn an annual payment
-----------                of 0-100% of your base salary based upon
                           your performance and the Company's performance. Your bonus potential for 1997 will be prorated based upon your length of service with IAC this year. Your cash bonus awards for 1997 and 1998 will be guaranteed at $183,000 and $400,000 respectively, assuming continued employment.

Stock Options:             You will be provided with 100,000 stock
--------------             options awarded effective July 15, 1997 at an
                           exercise price equivalent to the closing market price on July 15.

Restricted Stock:          You will receive an award of 27,500 shares of
-----------------          restricted stock for 1997. In addition, you will
                           receive an annual award of 27,500 shares of restricted stock in each of the following three years
                           1998 through 2000 assuming continued employment. All of these restricted stock awards (totaling 110,000 shares) will become fully vested on December 31, 2001. You will receive quarterly dividend equivalent payments on the awarded but unvested shares of restricted stock assuming continued employment. If your employment is terminated by the Company prior to December 31, 2001 for other than just cause, then all 110,000 shares of restricted stock will become vested. Please refer to your Restricted Stock
                           Agreement for a detailed description of these awards.



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Auto Allowance:            $700 per month.
---------------

Physical Examination       You will be eligible for a periodic physical
--------------------       examination at the Company's expense.

Club Membership:           You will continue to be provided with a membership
----------------           at Big Canyon Country Club at the Company's expense.

Benefits:                  You will participate in corporate fringe benefits
---------                  programs (health, life insurance, etc.) as
                           established by Irvine Apartment Communities policy.
                           Your 20 years of prior service will be recognized for the purposes of vacation accrual and service award gifts.

Your official acceptance of these terms of employment will be indicated by signing and returning the duplicate of this letter to me. If you have any questions, please do not hesitate to call.

Sincerely,



Donald L. Bren
Chairman of the Board



I understand and accept that the terms of this employment letter are all inclusive and supersede all other verbal or written discussions of my terms of employment.

Signature: /s/William McFarland                 Date:
           ---------------------------------          --------------------
           William McFarland